EX-99

FOR IMMEDIATE RELEASE

Contact:
M.L. "Chip" Fontenot
President and CEO
(212) 686-2080

Jay Baker
Chief Financial Officer
(864) 446-2123


DECORATIVE HOME ACCENTS, INC. FILES
PRE-NEGOTIATED  CHAPTER 11 PLAN TO IMPLEMENT
COMPREHENSIVE CAPITAL RESTRUCTURING

New York, New York, September 29, 1997 - Decorative Home Accents, Inc. ("DHA") announced today that DHA and all of its direct and indirect subsidiaries have filed petitions for relief under chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York in order to implement its previously announced capital restructuring plan.

DHA designs, manufactures and markets an extensive line of decorative home accessories, including soft window, bedding and bath products and woven "throws." DHA also is the exclusive master licensee of Calvin Klein home accessories marketed under the Calvin Klein Home Collection trademark, including bedding, sheets, towels, curtains, flatware, glassware and home fragrances. DHA has its headquarters in New York, New York and has operations in South Carolina, North Carolina and Illinois.